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Exhibit 23.8

[Pincock, Allen & Holt Letterhead]

 CONSENT OF PINCOCK, ALLEN & HOLT

        The undersigned, Pincock, Allen & Holt, hereby states as follows:

        Our firm assisted with the "Yellow Pine Project, Idaho, USA, Technical Report," the "CNI 43-101 Technical Report, Preliminary Assessment of the Yellow Pine Project, Yellow Pine, Idaho" and the "Technical Report for the Guadalupe de Los Reyes Gold-Silver Project, State of Sinaloa, Western Mexico" (collectively, the "Technical Reports") for Vista Gold Corp. (the "Company"), portions of which are summarized in this Annual Report on Form 10-K for the year ended December 31, 2008 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-136980 and 333-132975) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) of the Company of the summary information concerning the Technical Reports, including the reference to our firm included with such information, as set forth above in the Form 10-K.

By:
Name: Title:

Date: March 11, 2009

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  Exhibit 23.8
[Pincock, Allen & Holt Letterhead]
CONSENT OF PINCOCK, ALLEN & HOLT